UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
8.375% Senior Notes due 2029	METCZ	Nasdaq Global Select Market
8.250% Senior Notes due 2030	METCI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Business Update

In connection with the filing with the Securities and Exchange Commission (the “SEC”) of a preliminary prospectus supplement, dated November 4, 2025, relating to a proposed offering of convertible senior notes due 2031 by Ramaco Resources, Inc. (the “Company”) and a preliminary prospectus supplement, dated November 4, 2025, relating to a proposed offering of shares of the Company’s Class A common stock, par value $0.01 per share, by certain underwriters, acting on behalf of themselves and/or their affiliates, under the Company’s Registration Statement on Form S-3 (File No. 333-289251), filed with the SEC on August 5, 2025, the Company is providing updated information regarding the Company and its business. The updated business description is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Business Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
	Name:	Randall W. Atkins
	Title:	Chairman and Chief Executive Officer

Date: November 4, 2025

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